UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 26, 2013 (June 25, 2013)

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court

Carlsbad, CA 92010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Election of Director.

On June 25, 2013, the Board of Directors of Isis Pharmaceuticals, Inc. (the “Company”) elected Breaux B. Castleman as a member of the Company’s Board of Directors.

Mr. Castleman will be a member of the Audit Committee of the Company’s Board of Directors.

A copy of the press release announcing his election is included with this report as exhibit 99.1 and incorporated herein by reference.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

Isis Pharmaceuticals, Inc. held its Annual Meeting of Stockholders on June 25, 2013.  The stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 26, 2013.

Proposal 1:  Election of directors to hold office until the 2016 Annual Meeting:

	FOR	WITHHELD	BROKER NON-VOTES
Stanley T. Crooke	61,349,263	4,140,735	17,382,531
Joseph Klein, III	64,567,175	922,823	17,382,531

The foregoing candidates were elected having received affirmative votes by a majority of the votes of the shares represented in person or by proxy at the meeting and entitled to vote in the election of Directors.

Proposal 2:                               Approve an amendment to the Isis Pharmaceuticals, Inc. 2011 Equity Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
58,213,796	7,194,529	81,673	17,382,531

The foregoing proposal was approved.

Proposal 3:                               Approval, on an advisory basis, of the compensation paid to the Company’s executive officers, including the following resolution:

“RESOLVED, that Isis’ stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for the 2013 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
63,543,484	1,699,614	246,900	17,382,531

The foregoing proposal was approved.

Proposal 4:          Ratify the Audit Committee’s selection of Ernst & Young LLP as independent auditors for our 2013 fiscal year:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
82,244,683	326,074	301,772	0

The foregoing proposal was approved.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated June 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: June 25, 2013	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Chief Operating Officer and Secretary